Exhibit 10.1


                                 FIRST AMENDMENT
                                       TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     This First Amendment (the "Amendment") to that certain Amended and Restated Employment Agreement made and entered into as of December 31, 2008 by and between Sprint Nextel Corporation and Robert Brust (the "Agreement") is made and entered into December 22, 2009, ("Amendment Effective Date"). Certain capitalized terms shall have the meaning ascribed to them in the Agreement.

     WHEREAS, in anticipation of the continuation of Executive's employment beyond the Initial Employment Term for one Renewal Term, the Company and the Executive desire to amend the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Executive hereby amend the Agreement as follows:

1. The last sentence of Section 2 shall be deleted in its entirety and replaced with the following new sentence:

          The Executive shall provide the Company with written notice of his intent to terminate employment with the Company at least 60 days prior to the effective date of such termination and the Company shall provide the Executive with written notice of its intent to terminate Executive's employment with the Company without Cause at least 60 days prior to the effective date of such termination.

2.        There shall be added to Section 2 the following new paragraph:

          Notwithstanding any implication in the foregoing to the contrary, conditioned on Executive facilitating the orderly transition of his duties to his successor and otherwise performing his duties under and complying with the terms of this Agreement, following the end of such transition (as reasonably determined by the Company), but in no event later than May 1, 2011, the Company shall terminate the Executive's employment without Cause.

3. Paragraph 3(c) shall be deleted in its entirety and replaced with the following new paragraph:

          (c) During the Employment Term, and provided that such activities do not contravene the provisions of Section 3(a) or

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          Sections 10, 11, 12 or 13 hereof and, provided further,  the Executive does not engage in any other substantial business activity for gain, profit or other pecuniary advantage which materially interferes with the performance of his duties hereunder, the Executive may participate in any governmental, educational, charitable or other community affairs and, subject to the prior approval of the Chief Executive Officer, serve as a member of the governing board of any such organization. Without the prior approval of the Board, the Executive shall not serve in any executive capacity or as a member of the governing board of any private or public for-profit company, except that, during any 60-day period of notice of employment termination as provided in Section 2 of this Agreement, Executive shall be permitted to serve as a member of up to two additional boards subject to compliance with the Company's Code of Conduct. The Executive has resigned from the board of directors of any public for-profit company on which he served except for the boards set forth on Exhibit A hereto.

4.        There shall be added to Section 4 a new paragraph (e) as follows:

          Special Bonus. The Company will pay the Executive twelve monthly payments of $50,000 as soon as reasonably practicable after the first day of each month beginning on May 1, 2010 and ending on April 1, 2011, contingent on the Executive being employed by the Company as of each such date, as applicable.

5.        There shall be added to Section 4(b)(ii) a new paragraph as follows:

          Specifically, for 2010, the Executive shall be granted, at the same time as the grant of LTSIP awards to the Company's other senior executives and conditioned on his continued employment as of such time, an LTSIP award at an LTSIP Target Award Opportunity of $3,000,000, 50% of which shall be in the form of stock options and 50% of which shall be in the form of restricted stock units, with the terms and conditions provided in the form of award agreement, respectively, attached hereto as Attachment 1 and Attachment 2.

6. There shall be added to Section 9(b) a new subparagraph (vi) as follows:

          (vi) notwithstanding anything in the applicable Award Agreements to the contrary, contingent on the Executive being continuously employed by the Company through May 1, 2010,


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          vesting on May 1, 2011 of the unvested  portion of his Sign-On  Option
          Award and Sign-On RSU Award.

7. Section 29(ff) shall be deleted in its entirety and replaced with the following:

          (ff) "Payment Period" means the remainder of the Employment Term, or a six-continuous-month period if less, as measured from the Executive's Separation from Service.

8. In the event and as of the time Executive is granted the awards described in the second paragraph of Section 4(b)(ii), Section 29(nn) shall be deleted in its entirety and replaced with the following:

          (nn) "Restricted Period" means the 24-continuous-month period following the Executive's date of termination of employment with the Company for any reason or Cause, including for nonrenewal of this Agreement, Disability, termination by the company or termination by the Executive.

         In all other respects, the terms, conditions and provisions of the Agreement shall remain the same.

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         IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by an officer pursuant to the authority of its Board, and the Executive has executed this Amendment, as of the day and year first written above.

                            SPRINT NEXTEL CORPORATION



                            /s/ Sandra J. Price
                            By:  Sandra J. Price, Senior Vice President -
                                                    Human Resources



                            EXECUTIVE



                            /s/ Robert Brust
                            Robert Brust


















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